Exhibit 10.19

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR QUALIFICATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS CONVERTIBLE PROMISSORY NOTE AND ANY SECURITIES INTO WHICH THIS CONVERTIBLE PROMISSORY NOTE IS CONVERTIBLE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT, DATED  JUNE 2, 2014 (THE “PURCHASE AGREEMENT”), WHICH RESTRICTIONS ON TRANSFER ARE INCORPORATED HEREIN BY REFERENCE.

THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE ARE SUBJECT TO A 180-DAY MARKET STAND-OFF RESTRICTION AS SET FORTH IN THE PURCHASE AGREEMENT AND CORRSPOINDING LOCK-UP AGREEMENT REFERENCED THEREIN.  AS A RESULT OF SUCH RESTRICTION, THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE TRADED PRIOR TO 180 DAYS AFTER THE EFFECTIVE DATE OF A REGISTERED PUBLIC OFFERING OF THE COMMON STOCK OF THE ISSUER HEREOF (AND SUCH EXTENSIONS AS PROVIDED THEREIN).  SUCH RESTRICTION IS BINDING ON ALL TRANSFEREES OF THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION OF THIS NOTE.

FORM OF CONVERTIBLE PROMISSORY NOTE

$[ ] Series 2014 -	[ ]

FOR VALUE RECEIVED, Jaguar Animal Health, Inc. a Delaware corporation  (the “Company”), hereby promises to pay to the order of                                                              (the “Holder”) the principal amount of                                                Dollars ($[          ]) upon the terms and subject to the conditions set forth herein (this “Note”).  This Note is issued pursuant to the terms of a Convertible Note Purchase Agreement dated for references purposes as of June 2, 2014 (the “Purchase Agreement”) and is one of a series of notes (the “Notes”) having like tenor and effect (except for variations necessary to express the name of the holder, and the date on which each Note is issued and the principal amount of each of the Notes) issued or to be issued by the Company in accordance with the terms of the Purchase Agreement.  The Notes shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionately on the outstanding Notes on the basis of the principal amount of the outstanding indebtedness represented thereby. All other terms and conditions of this Note and the Notes may be amended, waived or terminated in accordance with Section 12 below.

1.                                      Maturity; Payment.  If not sooner paid or converted according to the terms hereof, the outstanding principal amount of this Note and all accrued and unpaid interest thereon shall be due and payable in full immediately upon written demand of the “Majority Holders” after June 1, 2015 (the “Maturity Date”).  “Majority Holders” shall mean holders of Notes representing not less than a majority of the principal amount of all of the Notes then outstanding. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.

2.                                      Interest.  Simple interest shall accrue on the outstanding principal amount of this Note, from the date first set forth above until the date this Note is converted or paid in full, at the rate of three percent (3%) per annum (365 day basis).  The Company shall pay accrued interest in cash upon maturity, conversion of principal hereunder or prepayment of this Note.

3.                                      Prepayment.  The Company may not prepay this Note in whole or in part without the prior written consent of the Majority Holders.

4.                                      Conversion Upon IPO or Private Financing.

(a)                                 Simultaneously upon the closing of the sale of shares of Common Stock of the Company (the “Common Stock”) to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Company IPO”), the outstanding principal amount under this Note shall automatically convert into the Company’s Common Stock into that number of fully paid and nonassessable shares of the Company’s Common Stock determined by dividing all of the unpaid principal due on this Note as of the date of the Company IPO by the price equal to the product obtained by multiplying 80% times the Company IPO price per share (i.e., a 20% discount to the Company IPO price per share).

(b)                                 If the Company has not consummated a Company IPO on, or before, June 1, 2015, then all principal then outstanding under this Note shall automatically convert into the equity securities of the Company issued in the Company’s next Preferred Stock financing subsequent to the date of this Note (the “Next Private Equity Financing”) into that number of fully paid and nonassessable shares issued in the Next Private Equity Financing determined by dividing all of the unpaid principal due on this Note as of the date of such initial closing by the price equal to the product obtained by multiplying 80% times the Next Private Equity Financing price per share (i.e., a 20% discount to the Next Private Equity Financing price per share) .

(c)                                  Subject to the conditions set forth in clause (b) above triggering conversion of this Note, if the Company grants to investors participating in the Next Private Equity Financing (“Future Investors”) registration, information, preemptive, board observation or similar contractual investor  rights (collectively, “Investor Rights”), then each Holder under the Notes shall be entitled to receive such Investor Rights on the same terms and conditions granted to such Future Investors (subject to such equity ownership thresholds and the like as are imposed with such Investor Rights); provided, however, that each such Holder shall also, as a condition to receiving such Investor Rights, execute and become a party to any agreement or agreements granting such Investor Rights to the Future Investors within 10 days of request by the Company and each such Holder shall be subject to the all of the terms, conditions and limitations (including any limitations related to minimum share requirements) of such agreement or agreements to the same extent as the Future Investors. The Company shall take all action necessary to cause its authorized capital to be sufficient to permit such conversion.

5.                                      Effect of Conversion. Upon conversion of this Note in accordance with Section 4, and upon surrender by the Holder of this Note, duly endorsed, at the principal offices of the Company or any transfer agent of the Company and, if applicable, receipt by the Company of signature pages to the Next Private Equity Financing documentation, and all other documents/agreements contemplated hereby, executed by the Holder, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the equity issuable upon such conversion (“Conversion Equity”) to which the Holder shall be entitled. Such conversion shall be deemed to have been made as provided in Section 4 (the “Conversion Time”). No fractional Conversion Equity shall be issued in connection with any conversion of this Note, and cash shall be paid in lieu of any such fraction. As of the Conversion Time, this Note shall thereafter be of no further force or effect. Notwithstanding the foregoing, until and unless Holder has complied with all of Holder’s obligations under this Section 5, the Company may refuse to deliver the certificate(s) and/or recognize Holder as an equity holder of the Company.

6.                                      Event of Default. For purposes of this Note, an “Event of Default” means if the Company (a) fails to pay this Note in full when due, (b) fails to observe or perform any other covenant contained in this Note and such failure continues for thirty (30) days following written notice to the Company thereof, (c) voluntarily files for bankruptcy protection or makes a general assignment for the benefit of creditors or (d) is the subject of an involuntary bankruptcy petition and such petition is not dismissed within ninety (90) days. If an Event of Default occurs and is continuing, then the Majority Holders may, upon written notice to the Company, declare the Notes (including this Note) in default and immediately due and payable in full. From the date of such notice forward, this Note shall bear simple interest at a rate of the lower of 10% per annum or the highest rate allowed by applicable law, until paid in full or converted.

7.                                      Lock-up Agreement.

(i)                                     Lock-up Period; Agreement.  In addition to any lock-up obligations set forth in the Purchase Agreement, in connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder hereby agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering.  In addition, upon request of the Company or the underwriters managing a public offering of the Company’s securities (other than the initial public offering), Holder hereby agrees to be bound by similar restrictions, and to sign a similar agreement, in connection with no more than one additional registration statement filed within 12 months after the closing date of the initial public offering, provided that the duration of the lock-up period with respect to such additional registration shall not exceed 90 days from the effective date of such additional registration statement.  Notwithstanding the foregoing, if during the last 17 days of the restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.  Any waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all securityholders subject to such agreements pro rata based on the number of shares subject to such agreements.

(ii)                                  Limitations.  The obligations described in Section 7(i) shall apply only if all officers, directors and 5% or greater securityholders of the Company enter into similar agreements, and shall not apply to a registration relating solely to employee benefit plans, or to a registration relating solely to a transaction pursuant to Rule 145 under the Securities Act of 1933, as amended (the “Securities Act”).

(iii)                               Stop-Transfer Instructions.  In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of each Holder (and the securities of every other person subject to the restrictions in Section 7(i)).

(iv)                              Transferees Bound.  Holder agrees that it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 7 and any other restrictions under this Note and the Purchase Agreement.

8.                                      Representations and Warranties by the Holder. By acceptance of this Note, the Holder represents and warrants to the Company as of the time of issuance of this Note as follows:

(a)                                 This Note and any Conversion Equity issued upon the conversion hereof (collectively, the “Securities”) will be acquired for the Holder’s own account for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act or applicable state securities laws;

(b)                                 The Holder understands that the Securities have not been registered under the Securities Act or applicable state securities laws by reason of an exemption from the registration requirements of such laws, that the Company has no present intention of registering the Securities, that there is presently no public market for the Securities and no public market for the Securities may ever develop and that the Securities may not be transferred unless such transfer is registered under the Securities Act or is exempt from registration;

(c)                                  The Holder (i) is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act, (ii) has the ability to bear the economic risks of the Holder’s investment in the Securities and (iii) has not been offered the Securities by any form of general solicitation or advertising;

(d)                                 The Holder has such knowledge, skill and experience in business, financial and investment matters so that the Holder is capable of evaluating the merits and risks of an investment in the Securities.  To the extent necessary, the Holder has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax and legal merits and consequences of this Note and owning the Securities.  The Holder has had an opportunity to ask questions and receive answers from Company regarding the terms and conditions of the offering and sale of this Note and the Convertible Notes and believes it has received all the information it considers necessary or appropriate for deciding whether to purchase this Note;

(e)                                  The Holder understands that any certificate evidencing the Securities shall bear the legends required under applicable federal and state securities laws as well as under any Qualified Financing Agreement, if applicable;

(f)                                   The Holder is aware that the Securities are being offered and sold in reliance on exemptions from registration under the Securities Act of 1933, as amended, and applicable exemptions under state securities laws, and that the Company is now, and in the future will be, relying on the matters acknowledged, certified and confirmed in this Note; and

(g)                                  Holder represents that neither the Holder, nor any person or entity with whom Holder shares beneficial ownership of Company securities, is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, as set forth in the Purchase Agreement.

9.                                      Notices.         All notices provided for in this Note shall be in writing and deemed to be duly given as set forth in the Purchase Agreement.

10.                               Governing Law.         This Note, and any disputes arising under this Note, will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any conflict of laws principle to the contrary. The Company and the Holder agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in Delaware and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Delaware is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the State of Delaware.

11.                               Transfer; Successors and Assigns.   The rights and obligations of the Company and the Holder shall be binding upon and shall inure to the benefit of their successors, assigns and transferees. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only to “accredited investors” who are not “Bad Actors” in compliance with any applicable laws, and upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company, including but not limited to the execution by any transferee of representations and warranties substantially similar to those set forth in the Purchase Agreement and this Note, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

12.                               Waiver and Amendment.    Any term of this Note and all Notes issued pursuant to the Purchase Agreement may be amended and the observance of any term of this Note and all Notes issued pursuant to the Purchase Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and registered Majority Holders, except that no such amendment or waiver of the following shall be effective unless consented to by Holder, if such amendment or waiver would (i) modify this Section 12 or (ii) affect the ranking of this Note among all Notes in a manner adverse to Holder. Any amendment or waiver effected in accordance with this Section 12 shall be binding upon the Company, Holder and the holders of all Notes issued pursuant to the Purchase Agreement.

13.                               Headings. Headings used in this Note have been included for convenience and ease of reference only, and will not in any manner influence the construction or interpretation of any provision of this Note.

15.                               Reclassification. If the Company, at any time while this Note or any portion thereof is convertible and remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Note exist into the same or a different number of securities of any other class or classes, this Note shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Note immediately prior to such reclassification or other change and the purchase price therefor shall also be appropriately adjusted.

The Company has executed this Convertible Promissory Note as of the date first above written.

THE COMPANY:

By:
(Signature)

(Print Name & Title)

AGREED TO AND ACCEPTED:
THE HOLDER:

By:
(Signature)